Exhibit 10.22

THIS AGREEMENT IS SUBJECT TO THE TERMS OF AN INTERCREDITOR AND SUBORDINATION AGREEMENT DATED AS OF AUGUST 6, 2004 (THE “SUBORDINATION AGREEMENT”), BY AND AMONG BANK OF AMERICA, N.A., VANTAGEPOINT VENTURE PARTNERS IV, L.P., AND VANTAGEPOINT VENTURE PARTNERS IV (Q), L.P.

SECURITY AGREEMENT

This SECURITY AGREEMENT (“Agreement”), dated as of August 6, 2004, is made between each entity set forth on the signature pages hereto as a grantor (each such entity and each entity which hereafter executes a Subsidiary Joinder in substantially the form of Attachment 1 to the Guaranty (as defined below) to be referred to herein as a “Grantor”, and collectively as, the “Grantors”) and VantagePoint Venture Partners IV (Q), L.P., as administrative agent for itself and the other Guarantors which are or may become parties to the Reimbursement Agreement (“Agent”).

RECITALS

A.                                   Reference is made to that certain Credit Agreement, dated as of August 6, 2004 (as amended and in effect from time to time, the “Credit Facility”), by and between Bank of America, N.A. (“Bank”) and Obligor.  It is a condition precedent to the extension of Loans under the Credit Facility that Guarantors provide a guaranty of the Loans to be borrowed under the Credit Facility.

B.                                     Obligor has requested that Guarantors enter into that certain Continuing Guaranty, dated as of August 6, 2004 (as amended and in effect from time to time, the “Credit Guaranty”), to be executed by each of the Guarantors for the benefit of Bank, pursuant to which the Guarantors will guarantee up to Twenty Million Dollars ($20,000,000) in principal amount of Loans under the Credit Facility.

C.                                     In order to induce Guarantors to enter into the Credit Guaranty, (i) Borrower has agreed to enter into a Reimbursement Agreement, dated as of the date hereof (as amended and in effect from time to time, the “Reimbursement Agreement”), with Guarantors, (ii) each Subsidiary Guarantor has agreed to enter into a Subsidiary Guaranty (as amended and in effect from time to time, the “Guaranty”) to guaranty Borrower’s obligations to Guarantors under the Reimbursement Agreement and (iii) Borrower and the other Grantors have agreed to enter into this Agreement, dated as of the date hereof, to secure their respective obligations under the Reimbursement Agreement and the Guaranty.

AGREEMENT

NOW, THEREFORE, in order to induce the Guarantors to enter into the Credit Guaranty and for other good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, each Grantor hereby represents, warrants, covenants, agrees and grants as follows:

1.                                      Definitions.  Unless the context otherwise requires, terms defined in the Reimbursement Agreement and not otherwise defined herein have the same respective meanings when used herein and terms defined in the Uniform Commercial Code of the State of California (the “UCC”) and not otherwise defined in this Agreement or in the Reimbursement Agreement shall have the meanings defined for those terms in the UCC.  In addition, the following terms shall have the meanings respectively set forth after each:

“BofA Loan Documents” mean (i) that certain Security Agreement, dated as of the date hereof, by and among Aviza Technology, Inc. and Bank of America, N.A., (ii) that certain Security Agreement, dated as of the date hereof, by and among Aviza Technology International, Inc. and Bank of America, N.A., (iii) that certain Stock Pledge, dated as of the date hereof, by and between Aviza Technology, Inc. and Bank of America, N.A. and (iv) that certain Stock Pledge, dated as of the date hereof, by and between Aviza Technology International, Inc. and Bank of America, N.A.

“Borrower” has the meaning given to that term in the Recitals.

“Certificates” means all certificates now or hereafter representing or evidencing any Pledged Securities, Pledged Partnership Interests, or Pledged Limited Liability Company Interests.

“Collateral” means and includes all right, title and interest in or to any and all of the following assets and properties of each Grantor, wherever located, and now owned or hereafter acquired:

(a)                                  All Accounts;

(b)                                 All Chattel paper;

(c)                                  All Commercial Tort Claims listed on Schedule 1-A.

(d)                                 All Deposit Accounts and cash;

(e)                                  All Documents;

(f)                                    All Equipment;

(g)                                 All General Intangibles;

(h)                                 All Goods;

(i)                                     All Instruments;

(j)                                     All Intellectual Property;

(k)                                  All Inventory;

(l)                                     All Investment Property;

(m)                               All Letter-of-Credit rights;

(n)                                 To the extent not otherwise included, all Proceeds and products of any and all of the foregoing, and all accessions to, substitutions and replacements for, and rents profits of each of the foregoing.

Notwithstanding the foregoing, the Collateral shall not include (i) more than 65% of the issued and outstanding voting capital stock of any Foreign Subsidiary, or (ii) any property owned by any Foreign Subsidiary.

“Controlled” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Copyright” means all:

(a)                                  Copyrights, whether or not published or registered under the Copyright Act of 1976, 17 U.S.C. Section 101 et seq., as the same shall be amended from time to time and any predecessor or successor statute thereto (the “Copyright Act”), and applications for registration of copyrights, and all works of authorship and other intellectual property rights therein, including without limitation, copyrights for computer programs, source code and object code databases and related materials and documentation (i) all renewals, revisions, derivative works, enhancements, modifications, updates, new releases and other revisions thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (iii) the right to sue for past, present and future infringements thereof and (iv) all of such Grantor’s rights corresponding thereto throughout the world;

(b)                                 Rights under or interests in any copyright license agreements with any other party, whether each Grantor is a licensee or licensor under any such license agreement and the right to use the foregoing in connection with the enforcement of the Agent’s rights under the Transaction Documents; and

(c)                                  Copyrightable materials now or hereafter owned by such Grantor, including without limitation, all tangible property embodying the copyright described in clause (a) hereof or such copyrightable materials, and all tangible property covered by the licenses described in clause (b) hereof.

“Credit Facility” has the meaning given to that term in the Recitals.

“Credit Guaranty” has the meaning given to that term in the Recitals.

“Foreign Subsidiary” has the meaning given to that term in the Reimbursement Agreement.

“GAAP” has the meaning give to that term in the Reimbursement Agreement.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranteed Obligations” has the meaning given to that term in the Guaranty.

“Guarantors” has the meaning given to that term in the Reimbursement Agreement.

“Guaranty” has the meaning given to that term in the Recitals.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know-how, methods, processes, drawings, specifications or other data or information and all memoranda, notes and records with respect to any research and development, software and databases and all embodiments or fixations thereof whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Liens” means, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing.

“Loans” has the meaning given to that term in the Reimbursement Agreement.

“Material Adverse Effect” has the meaning given to that term in the Reimbursement Agreement.

“Obligations” with respect to the Grantor that is also the Borrower, such term has the meaning given to that term in the Reimbursement Agreement, and with respect to each Grantor that is also a Guarantor, such term means the Guaranteed Obligations.

“Patents” means all (a) letters patent, design patents, utility patents, inventions and trade secrets, all patents and patent applications in the United States Patent and Trademark Office, and interests under patent license agreements, including without limitation, the inventions and improvements described and claimed therein, (b) licenses pertaining to any patent whether such Grantor is licensor or licensee, (c) income, royalties, damages and payments now and hereafter due and /or payable under and with respect thereto, including without limitation, damages and payments for past, present or future infringements, (d) rights to sue for past, present and future infringements thereof, (e) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for and (f) the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing.

“Permitted Liens” shall mean and include: (i) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith, provided provision is made to the reasonable satisfaction of Agent for the eventual payment thereof if subsequently found payable; (ii) Liens of carriers, warehousemen, mechanics, materialmen, vendors, and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith, provided provision is made to the reasonable satisfaction of Agent for the eventual payment thereof if subsequently found payable; (iii) deposits under workers’ compensation, unemployment insurance and social security laws or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations of surety or appeal bonds or to secure indemnity, performance or other similar bonds in the ordinary course of business; (iv) easements, reservations, rights of way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property in a manner not materially or adversely affecting the value or use of such property; (v)  Liens in favor of Agent, (vi) Liens upon any equipment, or real property, acquired or held by Obligor or any of its Subsidiaries to secure the purchase price of such equipment, or real property, or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or real property, so long as such Lien extends only to the equipment, or real property, financed, and any accessions, replacements, substitutions and proceeds (including insurance proceeds) thereof or thereto, (vii) Liens in favor of Bank; and (viii) other Liens not described in clauses (i)-(vii) permitted under Section 7.18 of the Credit Facility.

“Person” has the meaning given to that term in the Reimbursement Agreement.

“Pledged Collateral” means the Pledged Securities, the Pledged Partnership Interests and the Pledged Limited Liability Company Interests.

“Pledged Limited Liability Company Interests” means all limited liability company interests owned by each Grantor, including, but not limited to those limited liability company interests set forth in Schedule 1-C attached hereto, as such Schedule may be supplemented from time to time in accordance with the terms of this Agreement and all capital, limited liability company assets, dividends, cash, instruments and other properties from time to time received, to be received or otherwise distributed in respect of or in exchange for any or all of such interests and all certificates and instruments representing or evidencing such other property received, receivable or otherwise distributed in respect of or in exchange for any or all thereof.

“Pledged Partnership Interests” means all interests in any partnership or joint venture owned by each Grantor, including, but not limited to those partnership interests set forth in Schedule 1-C attached hereto, as such Schedule may be supplemented from time to time in accordance with the terms of this Agreement, and all dividends, cash, instruments and other properties from time to time received, to be received or otherwise distributed in respect of or in exchange for any or all of such interests.

“Pledged Securities” means all shares of capital stock of each issuer in which each Grantor owns an interest, including, but not limited to those shares of capital stock set forth in Schedule 1-C attached hereto, as such Schedule may be supplemented from time to time in accordance with the terms of this Agreement, and all dividends, cash, instruments and other properties from time to time received, to be received or otherwise distributed in respect of or in exchange for any or all of such shares.

“Reimbursement Agreement” has the meaning given to that term in the Recitals.

 “Subsidiary” has the meaning given to that term in the Reimbursement Agreement.

“Trademarks” means all (a) trademarks, trademark registrations, interest under trademark license agreements, trade names, trademark applications, service marks, business names, trade styles, designs, logos and other source or business identifiers for which registrations have been issued or applied for in the United States Patent and Trademark Office or in any other office or with any other official anywhere in the world or which are used in the United States or any state, territory or possession thereof, or in any other place, nation or jurisdiction anywhere in the world, (b) licenses pertaining to any such mark whether such Grantor is licensor or licensee, (c) all income, royalties, damages and payments for past, present or future infringements thereof, (d) rights to sue for past, present and future infringements thereof, (e) rights corresponding thereto throughout the world, (f) all product specification documents and production and quality control manuals used in the manufacture of products sold under or in connection with such marks, (g) all documents that reveal the name and address of all sources of supply of, and all terms of purchase and delivery for, all materials and components used in the production of products sold under or in connection with such marks, (h) all documents constituting or concerning the then current or proposed advertising and promotion by such Grantor, their subsidiaries or licensees of products sold under or in connection with such marks, including without limitation, all documents that reveal the media used or to be used and the cost for all such advertising conducted within the described period or planned for such products and (i) renewals and proceeds of any of the foregoing.

“Transaction Documents” has the meaning given to that term in the Loan Agreement.

2.                                      Creation of Security Interest.  Each Grantor, in order to secure its Obligations, does hereby grant and pledge to Agent for its benefit and the benefit of the Guarantors a security interest in and to, all right, title and interest of such Grantor in and to all presently existing and hereafter acquired Collateral.  The security interest and pledge created by this Section 2 shall continue in effect so long as any Obligation (other than inchoate indemnity obligations) remains outstanding or Agent has any obligation to make Loans under the Credit Facility.

3.                                      Delivery of Pledged Collateral.

(a)                                  At the request of Agent, and subject to the Subordnation Agreement, each Certificate (other than Certificates representing any Foreign Subsidiary) shall be delivered to and held by Agent and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed undated endorsements, instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Agent.

(b)                                 Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, without notice to any of the Grantors, in connection with a commercially reasonable foreclosure sale, to transfer to, or to direct the applicable Grantor or any nominee of such Grantor to register or cause to be registered in the name of, Agent or any of its nominees any or all of the Pledged Securities, Pledged Partnership Interests or Pledged Limited Liability Company Interests.  In addition, Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Securities for certificates or instruments of smaller or larger denominations.

(c)                                  Each Grantor acknowledges and agrees that (i) each Pledged Limited Liability Company Interest and each Pledged Partnership Interest Controlled by such Grantor and that is represented by a Certificate shall be a “security” within the meaning of Article 8 of the Uniform Commercial Code of the applicable issuer’s jurisdiction and shall be governed by Article 8 of such Uniform Commercial Code and (ii) each such interest shall at all times hereafter be represented only by a certificate.

(d)                                 Each Grantor further acknowledges and agrees that (i) each Pledged Limited Liability Company Interest or Pledged Partnership Interest Controlled by such Grantor and pledged hereunder that is not represented by a certificate shall not be a “security” within the meaning of Article 8 of the Uniform Commercial Code of the applicable issuer’s jurisdiction and (ii) such Grantor shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of such Uniform Commercial Code or issue any certificate representing such interest, unless such Grantor provides prior written notification to Agent of such election and immediately pledges any such certificate to Agent pursuant to the terms hereof.

4.                                      Further Assurances.

(a)                                  At any time and from time to time at the request of Agent, each Grantor shall execute and deliver to Agent, at such Grantor’s expense, all instruments, certificates and documents, including account control agreements, in form and substance reasonably satisfactory to Agent, and perform all such other acts as shall be necessary or reasonably desirable to fully perfect or protect or maintain, when filed, recorded, delivered or performed, Agent’s security interests granted pursuant to this Agreement or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, each Grantor shall: (i) at the request of the Agent, mark conspicuously all chattel paper, instruments and other documents and each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to Agent, indicating that such document, contract, chattel paper, instrument or Collateral is subject to the security interest granted hereby, (ii) at the request of Agent, if any Account or contract or other writing relating thereto shall be evidenced by a promissory note or other instrument, deliver and pledge to the Agent, such note or other instrument duly endorsed and accompanied by duly executed undated instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Agent; (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Agent may reasonably request, in order to perfect and preserve, with the required priority, the security interests granted, or purported to be granted hereby, and (iv) with respect to any material license or agreement in which any Grantor now has or hereafter acquires an interest which by its terms prohibits assignment, upon Agent’s request, such Grantor will use its best efforts to procure the consent of the counterpart party thereto.

(b)                                 At any time and from time to time, Agent shall be entitled to file and/or record any or all such financing statements, instruments and documents held by it, and any or all such further financing statements, documents and instruments, relative to the Collateral or any part thereof in each instance, and to take all such other actions as Agent may reasonably deem appropriate to perfect and to maintain perfected the security interests granted herein.

(c)                                  With respect to any Collateral consisting of securities, instruments, partnership or joint venture interests, limited liability company interests, or the like, each Grantor hereby consents and agrees that, upon the occurrence and during the continuance of an Event of Default, the issuers of, or obligors on, any such Collateral, or any registrar or transfer agent or trustee for any such Collateral, shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of Agent to effect any transfer or exercise any right hereunder or with respect to any such Collateral subject to the terms hereof, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by any Grantor or any other Person to such issuers or such obligors or to any such registrar or transfer agent or trustee.

5.                                      Voting Rights; Dividends; etc.  So long as no Event of Default shall have occurred and be continuing:

(a)                                  Voting Rights.  Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to its Pledged Collateral, or any part thereof, for any purpose not inconsistent with the terms of this Agreement or the Transaction Documents; provided, however, that each Grantor shall not exercise, or shall refrain from exercising, any such right if it would result in a Default or an Event of Default.

(b)                                 Dividend and Distribution Rights.  Subject to the terms of the Transaction Documents, each Grantor shall be entitled to receive and to retain and use any and all dividends or distributions paid in respect of its Pledged Collateral; provided, however, that any and all:

(i)                                     non-cash dividends or distributions in the form of capital stock, certificated limited liability company interests, instruments or other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

(ii)                                  dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

(iii)                               cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral,

shall, except as otherwise provided for in the Transaction Documents, forthwith be delivered to Agent, in the case of paragraph (i) above, to be held as Collateral and shall, if received by such Grantor, be received in trust for the benefit of Agent, be segregated from the other property of such Grantor and forthwith be delivered to Agent as Collateral in the same form as so received (with any necessary endorsements), and in the case of paragraph (ii) and paragraph (iii) above, to be applied to the Obligations to the extent permitted by the Transaction Documents or otherwise to be held as Collateral.

6.                                      Rights as to Pledged Collateral During Event of Default.  When an Event of Default has occurred and is continuing:

(a)                                  Voting, Dividend and Distribution Rights.  At the option of Agent, all rights of each Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 5(a) above, and to receive the dividends and distributions which it would otherwise be authorized to receive and retain pursuant to Section 5(b) above, shall cease, and all such rights shall thereupon become vested in Agent who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and such dividends and distributions during the continuance of such Event of Default to be applied to the Obligations or otherwise to be held as Collateral.

(b)                                 Dividends and Distributions Held in Trust.  All dividends and other distributions which are received by any Grantor contrary to the provisions of Section 6(a) of this Agreement shall be received in trust for the benefit of Agent, shall be segregated from other funds of such Grantor and forthwith shall be paid over to Agent as Collateral in the same form as so received (with any necessary endorsements).

7.                                      Irrevocable Proxy.  Each Grantor hereby revokes all previous proxies with regard to its Pledged Collateral and appoints Agent as its respective proxyholder to (a) attend and vote at any and all meetings of the shareholders of the corporation(s) which issued the Pledged Securities, and any adjournments thereof, held on or after the date of the giving of this proxy and prior to the termination of this proxy and to execute any and all written consents of shareholders of such corporation(s) executed on or after the date of the giving of this proxy and prior to the termination of this proxy, with the same effect as if such Grantor had personally attended the meetings or had personally voted its shares or had personally signed the written consents, waivers or ratification, and (b) to attend and vote at any and all meetings of the members of the issuer of any Pledged Limited Liability Company Interests or partners of the issuer of any Pledged Partnership Interests (whether or not such Pledged Limited Liability Company Interests or Pledged Partnership Interests are transferred into the name of Agent), and any adjournments thereof, held on or after the date of the giving of this proxy and to execute any and all written consents, waivers and ratifications of any applicable issuer executed on or after the date of the giving of this proxy and prior to the termination of this proxy with the same effect as if such Grantor had personally attended the meetings or had personally voted on their respective limited liability company interests or partnership interests or had personally signed the consents, waivers or ratifications; provided, however, that Agent as proxyholder shall have rights hereunder only upon the occurrence and during the continuance of an Event of Default.  Each Grantor hereby authorizes Agent to substitute another Person (which Person shall be a successor to the rights of Agent hereunder, a nominee appointed by Agent to serve as proxyholder, or otherwise as approved by such Grantor in writing, such approval not to be unreasonably withheld) as the proxyholder and, upon the occurrence or during the continuance of any Event of Default, hereby authorizes and directs the proxyholder to file this proxy and the substitution instrument with the secretary of the appropriate corporation.  This proxy is-coupled with an interest and is irrevocable until such time as the Credit Guaranty is terminated and all Obligations (other than inchoate indemnity obligations) have been indefeasibly paid in full.

8.                                      The Grantors’ Representations and Warranties.  Each Grantor represents and warrants as follows:

(a)                                  Such Grantor (i) is incorporated in the jurisdiction disclosed on Schedule 1-A and neither such Grantor nor any corporate predecessor has, during the preceding five years, been incorporated in any other jurisdiction, except as disclosed on Schedule 1-A, and (ii) has the organizational identification number disclosed on Schedule 1-A.

(b)                                 Such Grantor currently conducts business only under its own name and the trade names listed on Schedule 1-A.  Neither such Grantor nor any corporate predecessor has, during the preceding five years, been known as or used any other corporate or fictitious name, except the names disclosed on Schedule 1-A.

(c)                                  Such Grantor (i) has Collateral in the United States with an aggregate value in excess of $1,000,000 only at the locations listed on Schedule 1-A; (ii) has exclusive possession and control of such Collateral owned by such Grantor, except for each location indicated on Schedule 1-A where such Collateral is possessed by a lessee, consignee, warehouseman or other third party; and (iii) maintains its chief executive office, where such Grantor keeps its records concerning the Collateral, at the address set forth for such Grantor on Schedule 1-A.

(d)                                 Such Grantor has only the Deposit Accounts and securities accounts disclosed on Schedule 1-B.

(e)                                  Such Grantor is the legal and beneficial owner of the Collateral free and clear of all Liens except for Permitted Liens.  Such Grantor has the power, authority and legal right to grant the security interests in the Collateral purported to be granted hereby, and to execute, deliver and perform this Agreement.  The grant of security interest in the Collateral pursuant to this Agreement creates a valid first priority security interest in the Collateral, except for Permitted Liens.

(f)                                    No consent of any Person, including, without limitation, any partner in a partnership with respect to which such Grantor has pledged its interests as a Pledged Partnership Interests or any member in a limited liability company with respect to which such Grantor has pledged its interests in the Pledged Limited Liability Company Interests, is required for the pledge by such Grantor of the Pledged Collateral or the grant of security interest by such Grantor in the Collateral.

(g)                                 Except as set forth on Schedule 1-C, the Pledged Securities described on Schedule 1-C constitute (i) all of the shares of capital stock of any Person owned by such Grantor and (ii) that percentage of the issued and outstanding shares of the respective issuers thereof indicated on Schedule 1-C, and there is no other class of shares issued and outstanding of the respective issuers thereof except as set forth on Schedule 1-C.  Except as set forth in Schedule 1-C, the Pledged Partnership Interests described on Schedule 1-C constitute all of the partnerships or joint ventures in which each Grantor has an interest, and such Grantor’s percentage interest in each such partnership or joint venture is as set forth on such Schedule 1-C.  Except as set forth in Schedule 1-C, the Pledged Limited Liability Company Interests described on Schedule 1-C attached hereto constitute all of the limited liability company interests of each Grantor and such Grantor’s percentage interest in each such issuer is as set forth on Schedule 1-C attached hereto.  Unless specified otherwise on Schedule 1-C, each of the Pledged Partnership Interests and Pledged Limited Liability Company Interests described on Schedule 1-C are uncertificated securities.

(h)                                 None of the Grantors holds any Commercial Tort Claim individually in excess of $100,000 as of the date of this Agreement, except as indicated on Schedule 1-A.

(i)                                     No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority (other than such authorizations, approvals and other actions as have already been taken and are in full force and effect) is required (A) for the pledge of the Collateral or the grant of the security interest in the Collateral by any of the Grantors hereby or for the execution, delivery or performance of this Agreement by any of the Grantors, or (B) for the exercise by Agent of the voting rights in the Pledged Securities, the Pledged Partnership Interest or the Pledged Limited Liability Company Interests or of any other rights or remedies in respect of the Collateral hereunder except as may be required in connection with any disposition of Collateral consisting of securities by laws affecting the offering and sale of securities generally.

9.                                      Grantors’ Covenants.  In addition to the other covenants and agreements set forth herein and in the other Transaction Documents, each Grantor covenants and agrees as follows:

(a)                                  Such Grantor will pay, prior to delinquency, all taxes, charges, Liens and assessments against the Collateral owned by it, except those with respect to which the amount or validity is being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Grantor and except those which could not reasonably be expected to have a Material Adverse Effect.

(b)                                 The Collateral will not be used in violation of any applicable material law, regulation or ordinance (including without limitation, all applicable regulations, rules and orders), nor used in any way that will void or impair any insurance required to be carried in connection therewith.

(c)                                  Such Grantor will keep the Collateral in reasonably good repair, working order and operating condition (normal wear and tear excluded), and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto and, as appropriate and applicable, will otherwise deal with the Collateral in all such ways as are considered customary practice by owners of like property.

(d)                                 Such Grantor will take all reasonable steps to preserve and protect the Collateral except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(e)                                  Grantors shall (i) carry and maintain insurance at its expense of the types and in the amounts customarily carried by others engaged in substantially the same business as such Person and operating in the same geographic area as such Person, including, but not limited to, fire, property damage and worker’s compensation, such insurance to be in such form as is carried with companies and in amounts satisfactory to Agent, and (ii) deliver to Agent from time to time, as Agent may request, schedules or insurance certificates setting forth all insurance then in effect.  All property policies shall name Agent as loss payee with respect to the Collateral and all liability policies shall name Agent as an additional insured in the full amount of Grantors’ liability coverage limits.

(f)                                    Such Grantor will promptly notify Agent in writing in the event of any material damage to the Collateral from any source whatsoever.

(g)                                 Such Grantor will not (i) establish any location of Collateral not listed in Schedule 1-A, (ii) move its principal place of business, chief executive offices or any other office listed in Schedule 1-A or (iii) adopt, use or conduct business under any trade name or other corporate or fictitious name not disclosed in Schedule 1-A, except upon not less than 30 days prior written notice to Agent and such Grantor’s prior compliance with all applicable requirements of Section 4 hereof necessary to perfect Agent’s security interest hereunder.

(h)                                 Such Grantor shall not establish any additional Deposit Account or securities account not listed on Schedule 1-B, except upon prior written notice to Agent and such Grantor’s compliance with all applicable requirements of Section 4 hereof necessary to perfect Agent’s security interest hereunder, including without limitation, delivery of duly executed account control agreements by all necessary parties, in form and substance satisfactory to Agent.

(i)                                     Such Grantor covenants to Agent that any Pledged Securities held by it shall be in certificated form (as contemplated by Article 8 of the applicable Uniform Commercial Code), and that it will not seek to convert all or any part of any Pledged Securities into uncertificated form (as contemplated by Article 8 of the applicable Uniform Commercial Code).

(j)                                     Such Grantor will (i) not at any time cause or permit any Subsidiary that is an issuer of Pledged Securities to issue any capital stock, warrants, options or other rights to acquire any capital stock, other than to such Grantor or as otherwise permitted under the Transaction Documents and (ii) pledge to Agent in accordance with the terms hereof, immediately upon its acquisition (directly or indirectly) thereof, any and all shares of stock or other securities of each issuer of Pledged Securities.

(k)                                  Such Grantor will (i) not at any time cause or permit any issuer of Pledged Limited Liability Company Interests to issue any additional limited liability company interests or any other rights or options to acquire any additional limited liability company interests, other than to the Grantors or as otherwise permitted under the Transaction Documents, and (ii) pledge to Agent in accordance with the terms hereof, immediately upon its acquisition (directly or indirectly) thereof, any and all additional limited liability company interests.

(l)                                     Such Grantor will (i) not at any time cause or permit any issuer of Pledged Partnership Interests to issue any additional partnership interests or any other rights or options to acquire any additional partnership interests, other than to the Grantors or as otherwise permitted under the Transaction Documents, and (ii) pledge to Agent in accordance with the terms hereof, immediately upon its acquisition (directly or indirectly) thereof, any and all additional partnership interests.

(m)                               If any Grantor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $100,000, such Grantor shall promptly notify Agent thereof in a writing signed by such Guarantor, including a summary description of such claim, and grant to Agent in writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Agent.

10.                               Agent’s Rights Regarding Collateral.  At any time and from time to time, Agent may, to the extent necessary or desirable to protect the security hereunder, but Agent shall not be obligated to: (a) (whether or not a Default or Event of Default has occurred) itself or through its representatives, at its own expense, upon reasonable notice and at such reasonable times during usual business hours, visit and inspect any of the Grantors’ properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and discuss the business, operations, properties and financial and other condition of any of the Grantors with officers of such Grantors and with their accountants or (b) if an Event of Default has occurred and is continuing, at the expense of the Grantors, perform any obligation of any of the Grantors under this Agreement.  Agent may, but shall not be obligated to, after an Event of Default has occurred and is continuing: (i) request from obligors of the

Collateral, in the name of the applicable Grantor or in the name of Agent, information concerning the Collateral and the amounts owing thereon; and (ii) direct obligors under the contracts included in the Collateral to direct their performance to Agent.  Each Grantor shall keep proper books and records and accounts in which full, true and correct entries in conformity with GAAP and all applicable laws shall be made of all material dealings and transactions pertaining to the Collateral.  Agent shall not be under any duty or obligation whatsoever to take any action to preserve any rights of or against any prior or other parties in connection with the Collateral, to exercise any voting rights or managerial rights with respect to any Collateral or to make or give any presentments for payment, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor or notices of any other nature whatsoever in connection with the Collateral or the Obligations.  Agent shall not be under any duty or obligation whatsoever to take any action to protect or preserve the Collateral or any rights of the Grantors’ therein, or to make collections or enforce payment thereon, or to participate in any foreclosure or other proceeding in connection therewith.  Nothing contained herein or in any consent shall constitute an assumption by Agent of any of the Grantors’ obligations under the contracts assigned hereunder unless Agent shall have given written notice to the counterpart to such assigned contract of Agent’s intention to assume such contract.  Each Grantor shall continue to be liable for performance of its obligations under such contracts.

11.                               Collections on the Collateral.  Subject to the terms and conditions of the Reimbursement Agreement, each Grantor shall have the right to use and to continue to make collections on and receive dividends and other proceeds of all of the Collateral in the ordinary course of business so long as no Event of Default shall have occurred and be continuing.  Upon the occurrence and during the continuance of an Event of Default, at the option of Agent, each Grantor’s right to make collections on and receive dividends and other proceeds of the Collateral and to use or dispose of such collections and proceeds shall terminate, and any and all dividends, proceeds and collections, including all partial or total prepayments, then held or thereafter received on or on account of the Collateral will be held or received by such Grantor in trust for Agent and immediately delivered in kind to Agent (duly endorsed to Agent, if required), to be applied to the Obligations or held as Collateral, as Agent shall elect.  Upon the occurrence and during the continuance of an Event of Default, Agent shall have the right at all times to receive, receipt for, endorse, assign, deposit and deliver, in the name of any of the Grantors, any and all checks, notes, drafts and other instruments for the payment of money constituting proceeds of or otherwise relating to the Collateral; and each Grantor hereby authorizes Agent to affix, by facsimile signature or otherwise, the general or special endorsement of such Grantor, in such manner as Agent shall deem advisable, to any such instrument in the event the same has been delivered to or obtained by Agent without appropriate endorsement, and Agent and any collecting bank are hereby authorized to consider such endorsement to be a sufficient, valid and effective endorsement by such Grantor, to the same extent as though it were manually executed by the duly authorized representative of such Grantor, regardless of by whom or under what circumstances or by what authority such endorsement actually is affixed, without duty of inquiry or responsibility as to such matters, and such Grantor hereby expressly waives demand, presentment, protest and notice of protest or dishonor and all other notices of every kind and nature with respect to any such instrument.

12.                               Possession of Collateral by Agent.  All the Collateral now, heretofore or hereafter delivered to Agent shall be held by Agent in its possession, custody and control.  Upon the occurrence and during the continuance of an Event of Default, whenever any of the Collateral is in Agent’s possession, custody or control, Agent may use, operate and consume the Collateral, whether for the purpose of preserving and/or protecting the Collateral, or for the purpose of performing any of the Grantors’ obligations with respect thereto, or otherwise so long as consistent with the Transaction Documents or transactions contemplated thereby.  Agent may at any time deliver or redeliver the Collateral or any part thereof to the Grantors, and the receipt of any of the same by the Grantors shall be complete and full acquittance for the Collateral so delivered, and Agent thereafter shall be discharged from any liability or responsibility arising after such delivery to the Grantors.  So long as Agent exercises reasonable care and complies with Section 9207 of the UCC with respect to any Collateral in its possession, custody or control, Agent shall have no liability for any loss of or damage to any Collateral, and in no event shall Agent have liability for any diminution in value of Collateral occasioned by economic or market conditions or events.

13.                               Remedies.

(a)                                  Rights Upon Event of Default.  Upon the occurrence and during the continuance of an Event of Default, the Grantors shall be in default hereunder and, subject to applicable law, Agent shall have, in any jurisdiction where enforcement is sought, in addition to all other rights and remedies that Agent may have under this Agreement and under applicable laws or in equity, all rights and remedies of a secured party under the Uniform Commercial Code as enacted in any such jurisdiction in effect at that time, and in addition the following rights and remedies, all of which may be exercised with or without further notice to the Grantors except such notice as may be specifically required by applicable law: (i) to foreclose the Liens and security interests created hereunder or under any other Transaction Document by any available judicial procedure or without judicial process; (ii) to enter any premises where any Collateral may be located for the purpose of securing, protecting, inventorying, appraising, inspecting, repairing, preserving, storing, preparing, processing, taking possession of or removing the same; (iii) to sell, assign, lease or otherwise dispose of any Collateral or any part thereof, either at public or private sale, in lot or in bulk, for cash, on credit or otherwise, with or without representations or warranties and upon such terms as shall be commercially reasonable; (iv) to notify obligors on the Collateral that the Collateral has been assigned to Agent and that all payments thereon, or performance with respect thereto, are to be made directly and exclusively to Agent; (v) to collect by legal proceedings or otherwise all dividends, distributions, interest, principal or other sums now or hereafter payable upon or on account of the Collateral; (vi) to enter into any extension, reorganization, disposition, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection therewith Agent may deposit or surrender control of the Collateral and/or accept other property in exchange for the Collateral as Agent reasonably deems appropriate and is commercially reasonable; (vii) to settle, compromise or release, on terms acceptable to Agent, in whole or in part, any amounts owing on the Collateral and/or any disputes with respect thereto; (viii) to extend the time of payment, make allowances and adjustments and issue credits in connection with the Collateral in the name of the applicable Grantor for the benefit of Agent; (ix) to enforce payment and prosecute any action or proceeding with respect to any or all of the Collateral and take or bring, on behalf of itself or in the name of the applicable Grantor, any and all steps, actions, suits or proceedings deemed necessary or reasonably desirable by Agent to effect collection of or to realize upon the Collateral, including any judicial or nonjudicial foreclosure thereof or thereon, and each Grantor specifically consents to any nonjudicial foreclosure of any or all of the Collateral or any other action taken by Agent which may release any obligor from personal liability on any of the Collateral, and each Grantor waives, to the extent permitted by applicable law, any right to receive notice of any public or private judicial or nonjudicial sale or foreclosure of any security or any of the Collateral, and any money or other property received by Agent in exchange for or on account of the Collateral, whether representing collections or proceeds of Collateral, and whether resulting from voluntary payments or foreclosure proceedings or other legal action taken by Agent or any of the Grantors, may be applied by Agent, without notice to the Grantors, to the Obligations in such order and manner as Agent in their sole discretion shall determine; (x) to insure, protect and preserve the Collateral; (xi) to exercise all rights, remedies, powers or privileges provided under any of the Transaction Documents; and (xii) to remove, from any premises where the same may be located, the Collateral and any and all documents, instruments, files and records, and any receptacles and cabinets containing the same, relating to the Collateral, and Agent may, at the cost and expense of the Grantors, use such of its supplies, equipment, facilities and space at its places of business as may be necessary or appropriate to properly administer, process, store, control, prepare for sale or disposition and/or sell or dispose of the Collateral or to properly administer and control the handling of collections and realizations thereon, and Agent shall be deemed to have a rent-free tenancy of any premises of the Grantors for such purposes and for such periods of time as reasonably required by Agent.  So long as an Event of Default has occurred and is continuing, each Grantor will, at Agent’s request, assemble the Collateral and make it available to Agent at places which Agent may designate, whether at the premises of such Grantor or elsewhere, and will make available to Agent, free of cost, all premises, equipment and facilities of such Grantor for the purpose of Agent’s taking possession of the Collateral or storing the same or removing or putting the Collateral in salable form or selling or disposing of the same.

 (b)                              Possession by Agent.  Upon the occurrence and during the continuance of an Event of Default, Agent also shall have the right, without notice or demand, either in person, by Agent or by a receiver to be appointed by a court in accordance with the provisions of applicable law (and each Grantor hereby expressly consents, to the fullest extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default to the appointment of such a receiver), and, to the extent permitted by applicable law, without regard to the adequacy of any security for the Obligations, to take possession of the Collateral or any part thereof and to collect and receive the rents, issues, profits, income and proceeds thereof.  The taking possession of the Collateral by Agent shall not cure or waive any Event of Default or notice thereof or invalidate any act done pursuant to such notice.  The rights, remedies and powers of any receiver appointed by a court shall be as ordered by said court.

(c)                                  Sale of Collateral.  Any public or private sale or other disposition of the Collateral may be held at any office of Agent, or at the Grantors’ places of business, or at any other place permitted by applicable law, and without the necessity of the Collateral being within the view of prospective purchasers.  Agent may direct the order and manner of sale of the Collateral, or portions thereof, as it in its sole and absolute discretion may determine provided such sale is commercially reasonable, and each Grantor expressly waives, to the extent permitted by applicable law, any right to direct the order and manner of sale of any Collateral.  Agent or any Person acting on Agent’s behalf may bid and purchase at any such sale or other disposition.  In furtherance of Agent’s rights hereunder, each Grantor hereby grants to Agent an irrevocable, non-exclusive license (exercisable without royalty or other payment by Agent) to use, license or sublicense any patent, trademark, trade name, copyright or other intellectual property in which Grantor now or hereafter has any right, title or interest together with the right of access to all media in which any of the foregoing may be recorded or stored; provided, however, that such license shall only be exercisable in connection with the disposition of Collateral upon Agent’s exercise of its remedies hereunder.

(d)                                 Notice of Sale.  Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent will give the Grantors reasonable notice of the time and place of any public sale thereof or of the time on or after which any private sale thereof is to be made.  The requirement of reasonable notice conclusively shall be met if: such notice is mailed, certified mail, postage prepaid, to the Grantors at their addresses set forth on the signature page hereto or delivered or otherwise sent to the Grantors, at least ten (10) days before the date of the sale.  Each Grantor expressly waives, to the fullest extent permitted by applicable law, any right to receive notice of any public or private sale of any Collateral or other security for the Obligations except as expressly provided for in this paragraph.  Agent shall not be obligated to make any sale of the Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Collateral may have been given.  Agent may, without notice or publication, except as required by applicable law, adjourn the sale from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice (except as required by applicable law), be made at the time and place to which the same was so adjourned.

(e)                                  Private Sales.  With respect to any Collateral consisting of securities, partnership interests, limited liability company interests, joint venture interests or the like, and whether or not any of such Collateral has been effectively registered under the Securities Act of 1933, as amended, or other applicable laws, Agent may, in its sole and absolute discretion, sell all or any part of such Collateral at private sale in such manner and under such circumstances as Agent may deem necessary or advisable in order that the sale may be lawfully conducted in a commercially reasonable manner.  Without limiting the foregoing, Agent may (i) approach and negotiate with a limited number of potential purchasers, and (ii) restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing such Collateral for their own account for investment and not with a view to the distribution or resale thereof.  In the event that any such Collateral is sold at private sale, each Grantor agrees to the extent permitted by applicable law that if such Collateral is sold for a price which is commercially reasonable, then (A) the Grantors shall not be entitled to a credit against the Obligations in an amount in excess of the purchase price, and (B) Agent shall not incur any liability or responsibility to the Grantors in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale.  Each Grantor recognizes that a ready market may not exist for such Collateral if it is not regularly traded on a recognized securities exchange, and that a sale by Agent of any such Collateral for an amount substantially less than a pro rata share of the fair market value of the issuer’s assets minus liabilities may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell a large amount of such Collateral or Collateral that is privately traded.

(f)                                    Title of Purchasers.  Upon consummation of any sale of Collateral hereunder, Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any such sale shall hold the Collateral so sold absolutely free from any claim or right upon the part of any Grantor or any other Person claiming through any Grantor, and each Grantor hereby waives (to the extent permitted by applicable laws) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  If the sale of all or any part of the Collateral is made on credit or for future delivery, Agent shall not be required to apply any portion of the sale price to the Obligations until such amount actually is received by Agent, and any Collateral so sold may be retained by Agent until the sale price is paid in full by the purchaser or purchasers thereof.  Agent shall not incur any liability in case any such purchaser or purchasers shall fail to pay for the Collateral so sold, and, in case of any such failure, the Collateral may be sold again.

(g)                                 Disposition of Proceeds of Sale.  The proceeds resulting from the collection, liquidation, sale or other disposition of the Collateral shall be applied, first, to the reasonable costs and expenses (including reasonable attorneys’ fees) of retaking, holding, storing, processing and preparing for sale, selling, collecting and liquidating the Collateral, and the like; second, to the satisfaction of all Obligations; and third, any surplus remaining after the satisfaction of all Obligations, to be paid over to the Grantors or to whomsoever may be lawfully entitled to receive such surplus.

(h)                                 Certain Waivers.  To the extent permitted by applicable law, each Grantor waives all claims, damages and demands against Agent arising out of the repossession, retention or sale of the Collateral, or any part or parts thereof, except to the extent any such claims, damages and awards arise out of the gross negligence or willful misconduct of Agent.

(i)                                     Remedies Cumulative.  The rights and remedies provided under this Agreement are cumulative and may be exercised singly or concurrently, and are not exclusive of any other rights and remedies provided by law or equity.

14.                               Miscellaneous.

(a)                                  Agent Appointed Attorney-in-Fact.  To the full extent permitted by applicable law, each Grantor hereby irrevocably appoints Agent as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor, and in the name of such Grantor, or otherwise, from time to time, in Agent’s sole and absolute discretion to do any of the following acts or things upon the occurrence and during the continuance of an Event of Default: (a) to do all acts and things and to execute all documents necessary or advisable to perfect and continue perfected the security interests created by this Agreement and to preserve, maintain and protect the Collateral; (b) to do any and every act which such Grantor is obligated to do under this Agreement; (c) to endorse and transfer the Collateral upon foreclosure by Agent; and (d) to file any claims or take any action or institute any proceedings which Agent may reasonably deem necessary or desirable for the protection or enforcement of any of the rights of Agent with respect to any of the Collateral; provided, however, that Agent shall be under no obligation whatsoever to take any of the foregoing actions, and Agent shall have no liability or responsibility for any act or omission (other than Agent’s own gross negligence or willful misconduct) taken with respect thereto.

(b)                                 Costs and Expenses. Each Grantor shall pay on demand (i) all reasonable fees and expenses, including reasonable attorneys’ fees and expenses, incurred by Agent in connection with the exercise of its duties under this Agreement and the preparation, execution and delivery of amendments and waivers hereunder and (ii) all reasonable fees and expenses, including reasonable attorneys’ fees and expenses, incurred by Agent in connection with the enforcement or attempted enforcement of this Agreement or any of the Obligations or in preserving any of Agent’s rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any “workout” or restructuring affecting the Transaction Documents or the Obligations or any bankruptcy or similar proceeding involving such Grantor, any other Grantor, Borrower or any of their affiliates).

(c)                                  Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

(d)                                 Understandings With Respect to Waivers and Consents.  Each Grantor warrants and agrees that each of the waivers and consents set forth herein are made with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such Grantor otherwise may have against Agent or others, or against any Collateral.  If any of the waivers or consents herein are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

(e)                                  Indemnity.  Each Grantor shall indemnify, defend, and hold harmless Agent, each Guarantor and each of Agent’s and such Guarantor’s Subsidiaries, affiliates, directors, officers, employees and agents (collectively, the “Indemnified Persons”), and reimburse the Indemnified Persons for, from, and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys’ fees, disbursements and expenses, arising out of or in connection with (i) any breach by any Grantor of any of the representations and warranties contained in this Agreement or the other Transaction

Documents, (ii) any failure by a Grantor to perform any covenant, undertaking or obligation hereunder, (iii) any matter arising out of any use by any Grantor of any proceeds of the Loans, (iv) any licensing fees relating to any item of Collateral, or (v) any matter arising out of any use by any Grantor of any item of Collateral, except, in each case, to the extent such liability arises from the gross negligence or willful misconduct of the Indemnified Person seeking indemnity hereunder.

(f)                                    Amendments, etc.  No amendment or waiver of any provision of this Agreement nor consent to any departure by the Grantors herefrom (other than supplements to the Schedules hereto in accordance with the terms of this Agreement) shall in any event be effective unless the same shall be in writing and executed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(g)                                 Notices.  All notices and other communications provided for hereunder shall be given in the manner and to the addresses set forth either in the Reimbursement Agreement or in the Guaranty dated as of even date herewith entered into by the Grantors.

(h)                                 Continuing Security Interest: Transfer of Notes; Termination. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until indefeasible payment in full of the Obligations (other than inchoate indemnity obligations) and the termination of the Credit Guaranty, (ii) be binding upon each Grantor, their successors and assigns and (iii) inure, together with the rights and remedies of Agent hereunder, to the benefit of Agent and any successor Agent, subject to the terms and conditions of the Reimbursement Agreement.  Nothing set forth herein or in any other Transaction Document is intended or shall be construed to give to any other party any right, remedy or claim under, to or in respect of this Agreement or any other Transaction Document or any Collateral.  The Grantors’ successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession thereof or therefor, provided that, except as otherwise permitted under the Transaction Documents, none of the rights or obligations of the Grantors hereunder may be assigned or otherwise transferred without the prior written consent of Agent.

(j)                                     Release of the Grantors.  This Agreement and all obligations of each Grantor hereunder and all security interests granted hereby shall be released and terminated when all Obligations (other than inchoate indemnity obligations) have been paid in full in cash and when the Credit Guaranty has been terminated.  Upon such release and termination of all such Obligations and the security interest hereunder, all rights in and to the Collateral granted or pledged by the Grantors hereunder shall automatically revert to the Grantors, and Agent shall return any pledged Collateral in their possession to the Grantors, or to the Person or Persons legally entitled thereto, and shall endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things, reasonably required for the return of the Collateral to the Grantors, or to the Person or Persons legally entitled thereto, and to evidence or document the release of the interests of Agent arising under this Agreement, all as reasonably requested by, and at the sole expense of, the Grantors.

(k)                                  Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of California (without reference to its choice of law provisions), except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of a jurisdiction other than the State of California are governed by the laws of such jurisdiction.

(l)                                     Jury Trial.  EACH GRANTOR AND AGENT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(m)                               Conflicts with BofA Loan Documents.  Notwithstanding anything contained in this Agreement, to the extent that any terms or conditions of this Agreement conflict with or are otherwise inconsistent with the BofA Loan Documents, then the conflicting or otherwise inconsistent term in the BofA Loan Documents shall take precedent in all respects until such time as the BofA Loan Documents are terminated.  Any such conflict or inconsistency shall not be deemed a default under this Agreement.  In addition, notwithstanding anything contained in this Agreement, all rights and remedies of Agent under this Agreement shall be subject to the terms and conditions of the Subordination Agreement.

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IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

	Grantors:	Aviza Technology, Inc.

		By:	/s/ Patrick C. O’Connor
		Name:	Patrick C. O’Connor
		Title:	Chief Financial Officer

Aviza Technology International, Inc.

		By:	/s/ Patrick C. O’Connor
		Name:	Patrick C. O’Connor
		Title:	Chief Financial Officer

Agent:

VantagePoint Venture Partners IV (Q), L.P.

By:	/s/ Alan E. Salzman
Name:	Alan E. Salzman
Title:	Managing Member

[Signature Page to Security Agreement]